Sheet2

Merrill Lynch Ready Assets Trust
File Number: 811-2556
CIK Number: 065109
For the Year Ending: 12/31/2005

Pursuant to Exemptive Order Release No. IC-18748 dated June 12, 1992, the following schedule enumerates the transactions with Merrill Lynch Government Securities Incorporated, for the year ended December 31, 2005.

Purchases (In Thousands)

Transaction	Face	Security		Due
Date	Amount	Description	Rate	Date

07/08/2005	$10,000	Federal National Mortgage Association	4.000%	08/08/2006
10/03/2005	10,700	Federal Home Loan Bank	4.705000	10/11/2007